SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement          [ ] Confidential, For Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             INFODATA SYSTEMS INC.

 -----------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)
 -----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transactions applies:
 -----------------------------------------------------------------------------
      (2)   Aggregate number of securities to which transactions applies:
 -----------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
 -----------------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:
 -----------------------------------------------------------------------------
      (5)   Total fee paid:
 -----------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
 -----------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:
 -----------------------------------------------------------------------------
      (2)   Form, schedule or registration statement no.:
 -----------------------------------------------------------------------------
      (3)   Filing party:
 -----------------------------------------------------------------------------
      (4)   Date filed:
 -----------------------------------------------------------------------------

                            Corporate Headquarters
                             12150 Monument Drive
                            Fairfax, Virginia 22033

                       --------------------------------

               NOTICE OF THE 2000 ANNUAL MEETING OF SHAREHOLDERS
                                 May 31, 2000

                       --------------------------------


The Annual Meeting of the Shareholders of Infodata Systems Inc. (the "Company") will be held at the Company's Corporate Headquarters on Wednesday, May 31, 2000, at 10:00 a.m. for the following purposes:

1. To elect seven directors to serve until their respective successors are elected and qualified; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record as of the close of business on March 24, 2000, are entitled to notice of and to vote at the meeting. You are requested to sign, date, and return the accompanying proxy card in the enclosed, self-addressed envelope. You may withdraw your Proxy at the meeting if you are present and desire to vote your shares in person.

                         By order of the Board of Directors,



                         Curtis D. Carlson, Secretary


Dated:  Fairfax, Virginia
        April 24, 2000


       YOUR VOTE IS IMPORTANT, PLEASE RETURN YOUR SIGNED PROXY PROMPTLY.

                             INFODATA SYSTEMS INC.
                                PROXY STATEMENT

GENERAL INFORMATION

      The enclosed Proxy is solicited by the Company's Board of Directors. It may be revoked in writing at any time by written notice delivered to the Secretary of the Company before it is voted or it may be withdrawn at the meeting and you may vote in person. If not revoked or withdrawn, the shares represented by the Proxy will be voted in the manner directed therein. If a choice is not specified, the Proxy will be voted FOR the election of the Board of Directors' nominees.

      A majority of the vote of shareholders present in person or by proxy is required for the election of the nominees to the Board of Directors. On March 24, 2000, the record date for eligibility to vote, the Company had 4,622,377 outstanding shares of Common Stock, par value $.03 per share. Each share of Common Stock outstanding is entitled to one vote. No other class of securities is issued or outstanding.

      A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes for the remainder of the meeting or adjournments thereof. Abstentions and broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) are counted only for purposes of determining whether a quorum is present.

      Votes cast by proxy or in person at the annual meeting will be tabulated by the Inspectors of Election appointed by the Company for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The Inspectors of Election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the Inspectors of Election with respect to that matter.

BOARD COMMITTEES

      The Board of Directors is responsible for the overall affairs of the Company and held six meetings either in person or by telephone during the year ended December 31, 1999. To assist it in carrying out this responsibility, the Board has delegated certain authority to several committees.

      The Executive Committee members are Richard T. Bueschel, Alan S. Fisher, Robert M. Leopold and Steven M. Samowich. The Executive Committee may exercise any of the powers and perform any of the duties of the Board of Directors, subject to the provisions of the law and certain limits imposed by the Board of Directors. During the year ended December 31, 1999, either in-person or telephonic meetings of the Executive Committee were held on the average of once per week.

      The Audit Committee members, Messrs. Leopold, Fisher, Laurence C. Glazer and Millard H. Pryor, Jr., are assigned responsibility for recommending the accounting firm to be engaged as independent auditors; consulting with the independent auditors regarding the adequacy of internal accounting controls; and reviewing the scope of the audit and the results of the audit examination. During 1999, the Audit Committee held three meetings.

      The Nominating Committee held one meeting in 1999. The Committee reviews and makes recommendations to the Board of Directors regarding the selection of nominees to serve as committee members of the Board as well as directors of the Company. Messrs. Bueschel, Leopold, and Isaac M. Pollak are members of the Nominating Committee.

      The Compensation & Stock Option Committee held five meetings either in person or by telephone in 1999. The Compensation & Stock Option Committee reviews and makes recommendations to the Board of Directors regarding the compensation and benefits policies and practices of the Company. The Committee is also assigned responsibility for reviewing and approving the compensation of officers of the Company. Messrs. Glazer, Fisher, Pollak and Pryor are the members of the Compensation Committee.

      During 1999, each director attended at least 75% of the aggregate of the total meetings of the Board of Directors and the Committees of the Board on which he served.

                             ELECTION OF DIRECTORS

      Seven directors are to be elected by the shareholders, each director so elected to hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified. The persons named as proxies in the enclosed form intend to cast all votes for the election of the seven nominees of the Board of Directors listed below, unless the proxy instructs otherwise. In the event that any of the seven nominees should not continue to be available for election, discretionary authority will be exercised to seek a substitute. No circumstances are now known which would render any nominee unavailable.

INFORMATION ABOUT NOMINEES

      The ages, principal occupations, and employment during the past five years for each nominee for director are set forth below:

RICHARD T. BUESCHEL                  AGE 67                DIRECTOR SINCE 1992

      Mr. Bueschel has been the Chairman of the Board of Directors and the Chairman of the Executive Committee of the Company since January 1993 and was acting Chief Executive Officer of the Company from April 1997 to November 1997 and again from July 1998 through October 1998. Since 1988, he has been the Chief Executive Officer of Northern Equities, Inc., an investment and management firm. Mr. Bueschel is Chairman of the Board of Communications Management Systems, Inc. and a director of Study.Net Corporation, a provider of internet-based software applications.

ALAN S. FISHER                       AGE 39                DIRECTOR SINCE 1997

      Mr. Fisher has been a director of the Company since July 1997. In January 2000, Mr. Fisher co-founded WingSpring, Inc., a venture capital firm, and has been a general partner since that time. In July 1994, he co-founded ONSALE, Inc., a company engaged in the online retail of new and surplus computers, electronics, sporting goods, and vacations. He served as its Vice President of Development & Operations and Chief Technology Officer until his resignation in December 1999; and its director until February 2000. Mr. Fisher was a co-founder and, from 1988 to July 1997, President and Chairman of Software Partners, Inc., a software development company and parent of Ambia Corporation. Since August 1998, he has been a director of Fatbrain.com, an online retailer of books for professionals.

LAURENCE C. GLAZER                   AGE 54                DIRECTOR SINCE 1993

      Mr. Glazer has been a director of the Company since August 1993. In 1970, Mr. Glazer founded Buckingham Properties, a real estate development firm specializing in redevelopment and enhancement of urban property in Rochester, New York. Since 1970, he has been a Partner of Buckingham Properties.

ROBERT M. LEOPOLD                    AGE 74                DIRECTOR SINCE 1992

      Mr. Leopold has been a director of the Company since 1992. Since 1977, Mr. Leopold has been President of Huguenot Associates, Inc., a financial and business consulting firm. Currently, he is Chairman of the Board of
International Asset Management Group, Inc., and a director of Standard Security Life Insurance Company of New York, a wholly owned subsidiary of Independence Holding Company, Inc. From 1988 to 1997, he was a director of Windsor Capital.

ISAAC M. POLLAK                      AGE 49                DIRECTOR SINCE 1993

      Mr. Pollak has been a director of the Company since 1993. Since 1980, Mr. Pollak has been President and Chief Executive Officer of LGP Ltd., a developer and marketer of promotional items.

MILLARD H. PRYOR, JR.                AGE 66                DIRECTOR SINCE 1992

      Mr. Pryor has been a director of the Company since 1992. He has been Managing Director of Pryor & Clark Company, an investment holding company, since September 1970. He is a Director of CompuDyne Corporation, a manufacturing and engineering firm; Wiremold Company, a manufacturer of wire management products; Hoosier Magnetics, Inc., a producer of hard ferrite magnetic powders; and The Hartford Funds, an investment company.

STEVEN M. SAMOWICH                   AGE 49                DIRECTOR SINCE 1998

      Mr. Samowich has been the President, Chief Executive Officer, and a director of the Company since November 1998. From January 1997 to October 1998, he served as Vice President and General Manager of the Time Data Systems Division of Simplex Time Recorder Company. From December 1995 through 1996, Mr. Samowich was the North American General Manager of Sales, Marketing & Services for Visix Software and from 1984 to 1995 he was with Computervision where he served as its National Sales Manager from 1993 to 1995.

        EXECUTIVE COMPENSATION, TRANSACTIONS AND EMPLOYEE BENEFIT PLANS

      The following Summary Compensation Table sets forth for the Company's President and all other executive officers whose total annual salary and bonuses exceeded $100,000, the amount and nature of all compensation awarded to, earned by or paid to such individual for the fiscal year indicated for services rendered in all capacities.

                                                     SUMMARY COMPENSATION TABLE

                                      Annual Compensation                       Long Term Compensation
                                      -------------------                       ----------------------
                                                                                   Awards              Payouts
                                                                         --------------------------    -------
                                                                                       Securities       Long-Term
                                                                         Restricted    Underlying       Incentive       All Other
 Name and                                                                   Stock      Options/SARs       Plan        Compensation
 Principal Position        Year    Salary ($)     Bonus($)   Other ($)   Awards(s)($)     (#)           Payouts($)        ($)
-------------------        ----    ----------     --------   --------    ------------  ------------    -----------    ------------
Steven M. Samowich(1)      1999    $251,000       $45,000       --           --               --            --                --
President and Chief        1998    $ 28,000       $32,000       --           --          220,000            --                --
Executive Officer

James W. Myers(2)          1999    $ 54,000       $23,000       --           --           50,000            --                --
Chief Operating Officer

Harry Kaplowitz(3)         1999    $160,000       $20,000       --           --           42,791            --                --
Executive Vice             1998    $150,000       $24,000       --           --               --            --                --
President                  1997    $144,000       $27,500       --           --            7,500            --                --

Richard M. Tworek(4)       1999    $170,000       $    --       --           --           15,000            --           $40,000
Executive Vice             1998    $150,000       $55,000       --           --               --            --                --
President and Chief        1997    $149,000       $55,000       --           --           20,000            --                --
Technology Officer

Dr. Robert J. Loane(5)     1999    $124,000       $ 8,000       --           --           10,125            --                --
Senior Vice President      1998    $109,000       $ 8,400       --           --            7,500            --                --
                           1997    $100,000       $    --       --           --               --            --                --

Christopher P. Dettmar(6)  1999    $136,000       $    --       --           --           17,500            --                --
Chief Financial Officer    1998    $126,000       $ 6,500       --           --            5,000            --                --
                           1997    $ 73,000       $    --       --           --           15,000            --                --

Razi Mohiuddin(7)          1999    $ 77,000       $    --       --           --           20,000            --                --
Vice President             1998    $120,000       $    --       --           --               --            --                --
                           1997    $ 44,000       $11,000       --           --               --            --                --


                                      5



(1) The amount reported above for the 1999 bonus was paid in 2000. The amount reported above for the 1998 bonus was paid in 1999. The employment of Steven M. Samowich commenced on November 3, 1998.

(2) With respect to the 1999 bonus amount reported above, $15,000 was paid in 1999 and the balance of $8,000 was paid in 2000. The employment of James W. Myers commenced on September 20, 1999.

(3) The amount reported above for the 1999 bonus was paid in 2000. The amount reported above for the 1998 bonus was paid in 1999. With respect to the 1997 bonus amount reported above, $18,000 was paid in 1997 and the balance of $9,500 was paid in March 1998. The amount reported for the 1999 Securities Underlying Options/SARS consists of an option that was granted in April 1991 but repriced in February 1999. Mr. Kaplowitz served as the Company's president from 1991 to November 5, 1997.

(4) The amount reported above for the 1998 bonus was paid in 1999. With respect to the 1997 bonus amount reported above, $40,000 was paid in 1997 and the balance of $15,000 was paid in March 1998. The amount reported for the 1999 Securities Underlying Options/SARS consists of an option that was granted in February 1997 but repriced in March 1999. The amount reported above in 1999 for All Other Compensation consists of accrued vacation paid to Mr. Tworek upon the termination of his employment. The employment of Richard M. Tworek commenced on October 11, 1995 and terminated on December 28, 1999.

(5) The amount reported above for the 1999 bonus was paid in 2000. With respect to the 1998 bonus amount reported above, $2,500 was paid in 1998 and the balance of $5,904 was paid in 1999. The amount reported for the 1999 Securities Underlying Options/SARS consists of two options (one granted in May 1996 and the other granted in August 1998) that were repriced in February 1999.

(6) The amount reported above for the 1998 bonus was paid in 1999. Of the total amount reported for the 1999 Securities Underlying Options/SARS, 15,000 shares consists of an option that was granted in May 1997 but repriced in February 1999. The employment of Christopher P. Dettmar commenced on May 5, 1997 and terminated on January 12, 2000.

(7) The amount reported above for the 1997 bonus was paid in 1998. The employment of Razi Mohiuddin commenced on July 22, 1997 and terminated on July 6, 1999.

STOCK OPTIONS

      The following tables set forth certain information regarding the grant and exercise of options to purchase the Company's Common Stock with respect to the named executive officers during 1999.

                             OPTION GRANTS IN 1999
                               Individual Grants

                                           Number of
                                          Securities                % of Total
                                          Underlying             Options Granted
     Name                                   Options                To Employees              Exercise            Expiration
     ----                                 Granted (#)              During Year             Price($/SH)              Date
                                          -----------            ---------------           -----------        ---------------
Steven M. Samowich                             --                        --                      --                     --
James W. Myers                             50,000(1)                  14.23%                  $1.72              9/20/2009
Harry Kaplowitz                            42,791(2)                   3.77%                  $2.88              4/02/2001
Dr. Robert J. Loane                         6,000(3)                   1.71%                  $2.88              5/01/2001
                                            4,125(4)                   1.17%                  $2.88              8/12/2008
Richard M. Tworek                          15,000(5)                   4.27%                  $2.88              2/06/2002
Christopher P. Dettmar                     15,000(6)                   4.27%                  $2.88              5/28/2002
                                            2,500(7)                   0.71%                  $2.13              2/03/2009
Razi Mohiuddin                             20,000(8)                   5.69%                  $2.13              2/03/2009

(1) Exercisable as follows: 12.5% on March 20, 2000 and 6.25% every three months thereafter.

(2) Option was originally granted in April 1991, but was repriced in February 1999 (see "Stock Option Repricing").

(3) Option was originally granted in May 1996, but was repriced in February 1999 (see "Stock Option Repricing").

(4) Option was originally granted in August 1998, but was repriced in February 1999 (see "Stock Option Repricing").

(5) Option was originally granted in February 1997, but was repriced in March 1999 (see "Stock Option Repricing").

(6) Option was originally granted in May 1997, but was repriced in February 1999 (see "Stock Option Repricing"). The employment of Christopher P. Dettmar terminated on January 12, 2000.

(7) Exercisable as follows: 12.5% on August 3, 1999 and 6.25% every three months thereafter. The employment of Christopher P. Dettmar terminated on January 12, 2000.

(8) Exercisable as follows: 12.5% on August 3, 1999 and 6.25% every three months thereafter. The employment of Razi Mohiuddin terminated on July 6, 1999.

                    AGGREGATE OPTION EXERCISES IN 1999 AND
                        DECEMBER 31, 1999 OPTION VALUES

                                                           Number of
                                                           Securities      Value of
                                                           Underlying     Unexercised
                                                           Unexercised    In-the-Money
                                                           Options at      Options at
                                                           12/31/99(#)    12/31/99 ($)(1)

                            Shares Acquired      Value    Exercisable      Exercisable/
      Name                  on Exercise (#)    Realized   Unexercisable    Unexercisable
      ----                  ---------------    --------   -------------   ---------------
Steven M. Samowich                 --             --      55,000/155,000          $0/$0
James W. Myers                     --             --            0/50,000     $0/$14,050
Harry Kaplowitz                    --             --           103,451/0     $27,530/$0
Richard M. Tworek(2)               --             --            20,000/0          $0/$0
Dr. Robert J. Loane                --             --        17,177/1,834        $585/$0
Christopher P. Dettmar(3)          --             --        15,469/2,031          $0/$0
Razi Mohiuddin(4)                  --             --                 0/0          $0/$0

(1) Fiscal year ended December 31, 1999. The closing market price on that date for the Company's Common Stock was $2.00.

(2)   The employment of Richard M. Tworek terminated on December 28, 1999.

(3)   The employment of Christopher P. Dettmar terminated on January 12, 2000.

(4)   The employment of Razi Mohiuddin terminated on July 6, 1999.

AGREEMENTS WITH EXECUTIVES

      The Company entered into a letter employment agreement ("Letter Agreement") with Steven M. Samowich on November 3, 1998. Pursuant to the Letter Agreement, Mr. Samowich is serving as the Company's President and Chief Executive Officer, and receives an annual base salary of $251,000 plus an annual incentive bonus based on the achievement of certain management objectives and financial performance measures. In addition, Mr. Samowich received options to acquire 220,000 shares of the Company's Common Stock at a price of $3.00 per share (repriced to $2.875 per share on February 25, 1999), vesting over a four year period from the date of the Letter Agreement, a $32,000 hiring bonus to be paid in January 1999, health insurance, life insurance and $30,000 for relocation expenses. Mr. Samowich's employment with the Company is terminable at will and is not for a definite term. However, if Mr. Samowich is terminated by the Company, other than "for cause," as defined in the Letter Agreement, he will continue to be paid his base salary in monthly increments for a period of 12 months.

      On November 4, 1998 the Company and Mr. Samowich entered into an Agreement on Confidential Information, Inventions and Ideas (the "Confidentiality Agreement"). The Confidentiality Agreement provides that Mr. Samowich will not disclose any confidential information during and after his employment and, if his employment is terminated by the Company with cause or if he terminates his employment without cause, for a period of one year following the termination of his employment with the Company, he will not solicit clients, consultants or suppliers of the Company or otherwise compete with the Company on the sale or licensing of any products or services that are competitive with the products or services developed or marketed by the Company in the United States. The Confidentiality Agreement also provides that Mr. Samowich will not solicit any employee of the Company for a period of one year following the date of termination of his employment.

      During 1986, the Company entered into Executive Separation Agreements with Mr. Kaplowitz and Dr. Loane. In the event that either officer's employment is terminated involuntarily, without cause, following a change in control of the Company, as defined, that officer is entitled to separation pay equal to two years base salary and continuation of life and health insurance coverage for two years. Additionally, any type of pension or profit-sharing credited service will be extended for two years. There were no separation payments accrued or paid under the Executive Separation Agreements in 1999.

DIRECTOR COMPENSATION

      During 1999, Alan S. Fisher, Laurence C. Glazer, Isaac M. Pollak and Millard H. Pryor, Jr., as the members of the Compensation Committee, were each granted a non-qualified option under the Company's 1995 Stock Option Plan to purchase 4,666 shares of Common Stock at an exercise price of $2.344 per share.

      During 1999, non-employee directors received an annual fee amounting to $10,000, payable quarterly in shares of the Company's Common Stock. For 2000, the Company plans to discontinue this method of compensation and provide the non-employee directors with quarterly non-qualified stock option grants under the Company's 1995 Stock Option Plan to purchase a predetermined number of shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock as of the date of issuance.

      In 1999, non-employee directors also received $1,000 for each board meeting attended and $100 for each committee meeting attended. The Company plans to discontinue this method of compensation for 2000.

      Any director who is an employee of the Company receives no additional compensation for serving as a director. During 1999, no Executive Committee meeting fees were accrued or paid to Executive Committee members.

STOCK OPTION PLAN

      In 1995, the Board of Directors adopted and the Company's shareholders approved the 1995 Stock Option Plan (the "1995 Plan"), which (i) consolidated the Company's 1991 Incentive Stock Option Plan and 1992 Non-Qualified Stock Option Plan and (ii) provided for the automatic grant of stock options to the members of the Compensation & Stock Option Committee of the Company's Board of Directors. A total of 2,011,000 shares of Common Stock have been authorized for issuance under options granted and to be granted under the 1995 Plan at exercise prices that will not be less than 100% of the fair market value of the underlying shares on the date of grant of the option. As of March 24, 2000, options to purchase a total of 1,272,723 shares of Common Stock under the 1995 Plan, at prices ranging from $1.085 to $11.00 per share, were outstanding, including the 18,664 shares referred to above, which underlie options granted in 1999 to members of the Compensation Committee. As of March 24, 2000, a total of 365,181 shares were available for options not yet granted.

STOCK OPTION REPRICING

      On December 2, 1998, outstanding options with exercise prices in excess of $2.875 per share, held by employees including Mr. Samowich, were amended by the Compensation & Stock Option Committee to provide for an option exercise price of $2.875 per share, being the fair market value of the Company's Common Stock on that date. All other terms of the existing options remained unchanged. Also in December 1998, the Compensation & Stock Option Committee offered to amend options held by Messrs. Carlson, Dettmar, Kaplowitz, Loane, and Tworek to provide for an option exercise price of $2.875 per share in exchange for the cancellation of 25 percent of the shares underlying the adjusted options. During the first quarter of 1999, options for approximately 115,000 shares were exchanged pursuant to this offer for options for 86,000 shares with an exercise price of $2.875.

      The Compensation & Stock Option Committee authorized this action because the decline in the price of the Company's Common Stock made it appear unlikely that outstanding options granted under the 1995 Plan would be significantly in-the-money prior to their expiration, and, accordingly, the value of the outstanding options as incentives to employee performance had been lost. In approving the above action, the Compensation & Stock Option Committee considered the competitive environment for obtaining and retaining employees and the overall benefit to the Company's stockholders of a highly motivated workforce, as well as the importance to the Company of its employees and the importance to the employees of stock options.

OTHER INFORMATION

      For the year ended December 31, 1999, the Company made business management consulting fee payments totaling $76,000 to Bermuda Capital for the services of Mr. Richard T. Bueschel, the Company's Chairman.

      For the year ended December 31, 1999, the Company made payments totaling $42,000 to Huguenot Associates, Inc. for the consulting services of its President, Robert M. Leopold, a director of the Company.

      On October 3, 1996, the Company extended a loan to Richard M. Tworek, a director and executive officer of the Company, in the principal amount of $70,000. The loan, proceeds of which were used by Mr. Tworek for personal matters, was payable by him on or before October 2, 1999. On September 30, 1999, the Company accepted $5,000 and 15,000 shares of Company Common Stock owned by Mr. Tworek to extinguish a portion of this debt. On September 30, 1999, the Company extended a loan to Mr. Tworek for the remaining principal amount of $36,544.24. This loan bore interest at the prime rate, adjustable quarterly and was payable by September 30, 2000. Upon his departure from the Company in December 1999, Mr. Tworek repaid the entire outstanding principal amount and all accrued interest with respect to such loan.

REPORTS UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding Common Stock, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. A Statement of Changes of Beneficial Ownership of Securities on Form 4 is required to be filed by the tenth day of the month following the month during which a change in a reporting person's beneficial ownership of securities occurred. An Annual Statement of Changes in Beneficial Ownership on Form 5 is required to be filed by February 15th of each year to report certain specified transactions, including transactions occurring during the prior year that were not timely reported on a Form 4.

      Based on its review of the reports filed under Section 16(a) of the Exchange Act, the Company believes that all reports of securities ownership and changes in such ownership required to be filed during 1999 were timely filed except that (i) an acquisition of an option in August 1998 by Curtis D. Carlson, an officer of the Company, which should have been reported by September 10, 1998 was reported on March 10, 1999, (ii) an acquisition of an option in February 1999 by Curtis D. Carlson, an officer of the Company, which should have been reported by March 10, 1999 was reported on April 7, 1999,
(iii) acquisitions of shares related to the Company's Employee Stock Purchase Plan in July 1998 and October 1998 by Christopher P. Dettmar, a former officer of the Company, which should have been reported by August 10, 1998 and November 10, 1998, were reported on March 15, 1999, (iv) the acquisition of options in May 1998 by Christopher P. Dettmar, a former officer of the Company, which should have been reported by June 10, 1998 was reported on March 15, 1999, (v) an acquisition of shares related to the Company's Employee Stock Purchase Plan in January 1999 and March 1999 by Christopher P. Dettmar, a former officer of the Company, which should have been reported by February 10, 1999 and April 10, 1999, was reported on April 12, 1999, (vi) an acquisition of an option in February 1999 by Christopher P. Dettmar, a former officer of the Company, which should have been reported by March 10, 1999 was reported on April 12, 1999, (vii) an acquisition of shares related to director's fees in March 1999 by Laurence C. Glazer, a director of the Company, which should have been reported by April 10, 1999, was reported on April 12, 1999, (viii) an acquisition of an option in February 1999 by Harry Kaplowitz, an officer and director of the Company, which should have been reported by March 10, 1999 was reported on April 20, 1999, (ix) an acquisition of an option in February 1999 by Robert J. Loane, an officer of the Company, which should have been reported by March 10, 1999 was reported on April 12, 1999, and (x) an acquisition of an option in February 1999 by Razi Mohiuddin, a former officer of the Company, which should have been reported by March 10, 1999 was reported on April 8, 1999.

                      BENEFICIAL OWNERSHIP OF SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information as to each person or group known to be a beneficial owner of more than five percent of the Common Stock of the Company as of March 24, 2000. Each beneficial owner has sole voting and investment power with respect to such shares, unless otherwise specified below.

      Name and Address                                        Percent
     of Beneficial Owner          Number of Shares            of Class
 ------------------------------------------------------------------------------
Richard T. Bueschel                252,435(1)                   5.25%
Northern Equities, Inc.
Balch Hill Road, Box 301
Hanover, NH 03755
Alan S. Fisher                     450,304(2)                   9.70%
ONSALE, Inc.
1350 Willow Road
Menlo Park, CA 94025

(1)   Includes 183,718 shares subject to presently exercisable stock options.

(2) Includes 429,075 shares owned by The Fisher Trust for which Mr. Fisher has sole voting and investment power. Includes 21,229 shares subject to presently exercisable stock options.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's shares of Common Stock owned on March 24, 2000 by each of the Company's directors and by all directors and executive officers as a group. Each person has sole voting and investment power with respect to such securities, unless otherwise specified below.

                                      Amount and Nature of             Percent
 Name of Individual                    Beneficial  Ownership          of Class
 ------------------                   ----------------------         ---------
Richard T. Bueschel                        252,435(1)                   5.25%
Curtis D. Carlson                            9,811(2)                   0.21%
Alan S. Fisher                             450,304(3)                   9.70%
Laurence C. Glazer                         105,399(4)                   2.27%
Harry Kaplowitz                            149,137(5)                   3.16%
Robert M. Leopold                          147,158(6)                   3.13%
Robert J. Loane                             67,563(7)                   1.46%
James W. Myers                              18,300(8)                   0.40%
Isaac M. Pollak                            171,783(9)                   3.67%
Millard H. Pryor, Jr.                       66,157(10)                  1.42%
Steven M. Samowich                          82,500(11)                  1.75%
All directors and
Executive officers as a group (11        1,520,547(12)                 29.25%
persons)

(1)   Includes 183,718 shares subject to presently exercisable stock options.

(2) Includes 4,812 shares subject to presently exercisable stock options or stock options exercisable within 60 days.

(3) Includes 429,075 shares owned by The Fisher Trust for which Mr. Fisher has sole voting and investment power. Includes 21,229 shares subject to presently exercisable stock options.

(4)   Includes 17,998 shares subject to presently exercisable stock options.

(5)   Includes 103,451 shares subject to presently exercisable stock options.

(6)   Includes 75,833 shares subject to presently exercisable stock options.

(7) Includes 18,094 shares subject to presently exercisable stock options or stock options exercisable within 60 days.

(8)   Includes 6,250 shares subject to presently exercisable stock options.

(9) Includes 12,200 shares owned by LGP Ltd. Profit Sharing Trust for which Mr. Pollak has sole voting and investment power. Includes 39,772 shares subject to presently exercisable stock options.

(10)  Includes 22,664 shares subject to presently exercisable stock options.

(11) Includes 82,500 shares subject to presently exercisable stock options or stock options exercisable within 60 days.

(12) Includes 576,321 shares subject to presently exercisable stock options or stock options exercisable within 60 days.

                        INDEPENDENT PUBLIC ACCOUNTANTS

      PricewaterhouseCoopers LLP was engaged to perform an audit of the Company's financial statements for the year ended December 31, 1999. A representative of PricewaterhouseCoopers LLP is expected to be available during the Company's Annual Meeting of Shareholders via telephone, will have the opportunity to make a statement if he so desires, and will be available to respond to appropriate questions. The Audit Committee of the Board of Directors has not yet recommended an independent public accounting firm to audit the Company's financial statements for the year ending December 31, 2000.

                            SOLICITATION OF PROXIES

      The Company will bear the cost of solicitation of proxies. In addition to solicitation by the use of mails, some officers, without extra compensation, may solicit proxies personally and by telephone and telegraph. The Company may request banks, brokers, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of shares registered in their names. The Company will reimburse such persons for their expense incurred in such assistance.

                            SHAREHOLDERS' PROPOSALS

      Proposals of shareholders intended to be presented at the 2001 Annual Meeting must be received at the Company's Corporate Headquarters, 12150 Monument Drive, Fairfax, Virginia 22033, for inclusion in the Company's Proxy Statement and form of proxy relating to that Annual Meeting, no later than December 1, 2000. A shareholder desiring to submit a proposal to be voted on at next year's Annual Meeting, but not desiring to have such proposal included in next year's Proxy Statement relating to that meeting, should submit such proposal to the Company by February 15, 2001 (i.e., at least 45 days prior to the expected mailing of the Proxy Statement). Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the Proxy Statement.

                                 OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, to shareholders at the Annual Meeting, any matter other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment. Abstentions, broker non-votes, and withheld votes are voted neither "for" nor "against" a proposal, but are counted in the determination of a quorum.

      In accordance with the terms of indemnification agreements with each of its directors and officers, the Company maintains directors and officers liability insurance, $1,000,000 in the aggregate for the policy year, under an agreement with Zurich Insurance Company. This policy, effective for the three-year period June 15, 1998 to June 03, 2001, covers each director and officer of the Company and required a one-time premium payment totaling $67,500. During 1999, no sums were paid under this or any other indemnification insurance contract.

                                  By order of the Board of Directors,


                                  Curtis D. Carlson, Secretary


Dated:  Fairfax, Virginia
        April 24, 2000

                             INFODATA SYSTEMS INC.

     The undersigned hereby appoints STEVEN M. SAMOWICH and CURTIS D. CARLSON, or either of them individually, with full power of substitution, to act as proxy and to represent the undersigned at the 2000 annual meeting of shareholders and to vote all shares of common stock of Infodata Systems Inc. which the undersigned is entitled to vote and would possess if personally present at said meeting to be held at the Company's Corporate Headquarters, 12150 Monument Drive, Fairfax, Virginia, on Wednesday, May 31, 2000, at 10:00 a.m. and at all adjournments thereof upon the following matters:

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ON THE REVERSE SIDE. PROXIES ARE GRANTED THE DISCRETION TO VOTE UPON ALL OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING.


               (Continued, and to be signed on the reverse side)

                     Please date, sign and mail your proxy
                        card back as soon as possible!

                        Annual Meeting of Shareholders
                             INFODATA SYSTEMS INC.

                                 May 31, 2000


[X] Please mark your votes as in this example.


 ----------------------------------------------------------------------------

            The Board of Directors Recommends a vote FOR the nominees


1.  Election of Directors   FOR [ ]    WITHHOLD [ ]

Nominees:  Richard T. Bueschel
Alan S. Fisher
Laurence C. Glazer
Robert M. Leopold
Isaac M. Pollak
Steven M. Samowich
Millard H. Pryor, Jr.

 ----------------------------------------------------------------------------

Change of Address  [ ]

I plan to attend the meeting [ ]

I do not plan to attend the meeting [ ]

SIGNATURE(S)______________________________________________________________

DATE __________________________

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such.